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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  May 6, 2005

                                U.S. MEDSYS CORP.
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             (Exact name of registrant as specified in its charter)


         Colorado                        0-27513                84-1308436
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(State or other jurisdiction           (Commission            (IRS Employer
    of incorporation)                  File Number)         Identification No.)


411 Route 17 South, Hasbrouck Heights, New Jersey                    07604
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    (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:     (201) 288-3082
                                                   -----------------------------

         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

Effective May 6, 2005, Peter G. Futro, George Anagnost and Kenton Sieckman resigned from their positions as members of the board of directors of U.S. MedSys Corp. (the "Company"). Peter G. Futro and George Anagnost each also resigned from their positions as executive officers of the Company; Peter G. Futro as Chairman and George Anagnost as Vice President and Secretary. In addition, Jacob Futro resigned from his position as Vice President of administration with the Company.

George Anagnost resigned as Vice President, Secretary and a director of the Company and its subsidiaries. As a result, Mr. Anagnost no longer holds any positions with the Company or its subsidiaries. Pursuant to the terms of a severance agreement dated May 6, 2005, Mr. Anagnost will be paid a lump-sum settlement of $18,750. In addition, the Company adjusted the exercise price from $.25 to $.18 per share on an outstanding option to acquire 250,000 shares of common stock, which was simultaneously exercised under a cashless exercise method that resulted in the issuance of 175,000 shares of common stock to Mr. Anagnost.

Jacob M. Futro resigned as Vice President of Administration of the Company and its subsidiaries. As a result, Jacob Futro no longer holds any positions with the Company or its subsidiaries. Pursuant to the terms of a severance agreement dated May 6, 2005, Jacob Futro will be paid accrued back-pay of $3,125 plus three months of severance pay in the amount of $18,750 in a lump-sum (net of applicable income tax withholdings). In addition, the Company adjusted the exercise price from $.25 to $.18 per share on an outstanding option to acquire 250,000 shares of common stock, which was simultaneously exercised under a cashless exercise method that resulted in the issuance of 175,000 shares of common stock to Jacob Futro.

Peter G. Futro resigned as Chairman and a director of the Company and its subsidiaries. As a result, Mr. Futro no longer holds any positions with the Company or its subsidiaries. Pursuant to the terms of a severance agreement dated May 6, 2005, Peter Futro will be paid accrued back-pay of $24,375 plus three months of severance pay in the amount of $48,750 in a lump-sum (net of applicable income tax withholdings), and will be reimbursed for three months of health insurance coverage of $5,550.

Kenton D. Sieckman resigned as a director of the Company and its subsidiaries. As a result, Mr. Sieckman no longer holds any positions with the Company or its subsidiaries. Pursuant to the terms of a severance agreement dated May 6, 2005, the Company adjusted the exercise price from $.25 to $.18 per share on an outstanding option to acquire 250,000 shares of common stock, which was simultaneously exercised under a cashless exercise method that resulted in the issuance of 175,000 shares of common stock to Mr. Sieckman.

Each severance agreement also contains provisions that address other matters customarily contained in severance agreements, including provisions concerning a release of claims by each party, a covenant not to sue, confidentiality, non-disclosure, non-disparagement, non-interference, indemnification, and future cooperation.

Each severance agreement was ratified and approved by the new board. A copy of each severance agreement is attached as an exhibit hereto and is incorporated by reference.


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The changes occurred contemporaneously with the sale by Rangeley Corporation
(the Company's largest shareholder at the time of the transaction) of its entire interest in the Company to Montague Investments, Inc., in a private transaction. Peter G. Futro, a resigning director who owns Rangeley Corporation, retains 560,000 shares of common stock held in his name, and the law firm of Futro & Associates, P.C., retains 270,000 shares of common stock.

The Company has been advised that Rangeley Corporation sold its block of 6,881,039 shares of common stock for $800,000, and the purchase thereof by Montague Investments, Inc. was financed by Joseph Corso, Jr. As previously disclosed in a current report on Form 8-K dated March 31, 2005, Mr. Corso and his father, Joseph Corso, Sr., recently invested $1.5 million in the company's Series A Convertible Preferred Stock.


New Board Members

Effective May 6, 2005, Anthony Rubino and Dr. Orest B. Boyko were appointed to fill vacancies on the board of directors by the previous members of the board prior to the effectiveness of the resignations described above. As a result, the current board of directors for the Company consists of two members, Messrs. Rubino and Boyko.

Anthony Rubino (age 41) has been the Executive Vice President of Finance and Chief Financial Officer of the Company since November 2004 and the interim Chief Executive Officer since April 12, 2005. Mr. Rubino brings close to twenty years of accounting and auditing experience to the UMSY management team. For the previous eight years Mr. Rubino served in various capacities for Publicis/Saatchi and Saatchi, most recently as Senior Vice President/Corporate Director of Finance for their pharmaceutical advertising agency, Saatchi and Saatchi Healthcare Communications, an $85 million agency with nine divisions and 453 employees. Prior to Publicis/Saatchi and Saatchi Mr. Rubino was employed by Amerifoods, Inc., where he held the title of Director of Finance, and KPMG Peat Marwick, where he was a Senior Manager. Mr. Rubino is a Certified Public Accountant and holds a Bachelor of Science degree in Business Administration and Accounting from Seton Hall University.

Dr. Orest B. Boyko (age 50) is a Board Certified radiologist with over twenty years of experience as a practitioner, administrator and educator in the medical fields of radiology, teleradiology, and neuroradiology. Dr. Boyko has authored and co-authored over 100 scientific articles, exhibits, book chapters or books. During his academic tenure, Dr. Boyko received the rank of full professor and is currently practicing in the private and medical/pharmaceutical industry sector with a focus on advancing the clinical applications of physiological and molecular imaging including higher field strength MRI and PET/CT imaging. Dr. Boyko has also established his own private consulting firm, Medical Imaging Management. Dr. Boyko received his M.D. and Ph.D. from Indiana University in 1982 and completed his residency at Indiana University Medical Center and internship and fellowship at Duke University Medical Center.


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ITEM 7.01. REGULATION FD DISCLOSURE.

Attached as an exhibit hereto is a copy of the press release issued by the Company on May 9, 2005, announcing the matters described above.


ITEM 8.01. OTHER EVENTS.

In conjunction with the events described above, the Company is closing its office in Denver, Colorado, and all remaining files and administrative matters are being transferred to the corporate headquarters in Hasbrouck Heights, New Jersey.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit       Description
-------       ------------------------------------------------------------------

10.15         Severance Agreement with George Anagnost.  (Filed herewith.)

10.16         Severance Agreement with Jacob Futro.  (Filed herewith.)

10.17         Severance Agreement with Peter G. Futro.  (Filed herewith.)

10.18         Severance Agreement with Kenton D. Sieckman.  (Filed herewith.)

99.3          Press Release dated May 9, 2005.  (Filed herewith.)



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            U.S. MEDSYS CORP.


                                            By:  /s/ Anthony R. Rubino
                                                 -------------------------------
                                                 Anthony R. Rubino,
                                                 interim Chief Executive Officer

Date:  May 11, 2005


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                                  EXHIBIT INDEX


Exhibit       Description
-------       ------------------------------------------------------------------

10.15         Severance Agreement with George Anagnost. (Filed herewith.)

10.16         Severance Agreement with Jacob Futro. (Filed herewith.)

10.17         Severance Agreement with Peter G. Futro. (Filed herewith.)

10.18         Severance Agreement with Kenton D. Sieckman. (Filed herewith.)

99.3          Press Release dated May 9, 2005. (Filed herewith.)